Exhibit 5.2

1095 Avenue of the Americas New York, NY 10036-6797 +1 212 698 3500 Main +1 212 698 3599 Fax www.dechert.com

September 11, 2019

Aquestive Therapeutics, Inc.
30 Technology Drive
Warren, New Jersey 07059

Re:	Registration Statement and Equity Distribution Agreement Prospectus on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Aquestive Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of a registration statement on Form S-3 (the “Registration Statement”), filed today with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed public offering of securities of the Company that may be offered by the Company from time to time as set forth in the prospectus dated September 11, 2019, which was included in the Registration Statement, and which forms a part of the Registration Statement (the “Prospectus”), and as may be set forth from time to time in one or more supplements to the Prospectus (each, a “Prospectus Supplement”).

This opinion letter is rendered in connection with the sale from time to time of shares of the Company’s common stock, par value $0.001 per share (the “Offered Shares”), having an aggregate offering price of up to $17,718,617, as described in the Prospectus. The Offered Shares are to be sold by the Company pursuant to an equity distribution agreement contemplated to be entered into by and between the Company and Piper Jaffray & Co. (the “Equity Distribution Agreement”).

This opinion letter is being furnished to the Company in accordance with the requirements of Item 601(b)(5) under Regulation S-K of the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the validity of the Offered Shares as set forth below.

In rendering the opinion expressed below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for rendering the opinion set forth below, including the following documents:

Aquestive Therapeutics, Inc.
September 11, 2019

(i)	the Registration Statement;

(ii)	the Prospectus;

(iii)	the Company’s Amended and Restated Certificate of Incorporation, as originally filed with the Secretary of State of the State of Delaware on July 27, 2018;

(iv)	the Company’s Amended and Restated Bylaws, effective as of July 24, 2018;

(v)	a Certificate of Good Standing with respect to the Company issued by the Secretary of State of the State of Delaware, as of a recent date;

(vi)	the form of the Equity Distribution Agreement; and

(vii)
the resolutions of the board of directors of the Company, relating to, among other things, (a) the authorization and approval of the preparation and filing of the Registration Statement and the Prospectus, and (b) the authorization to enter into the Equity Distribution Agreement.

As to the facts upon which this opinion is based, we have relied, to the extent we deem proper, upon certificates of public officials and certificates and written statements of agents, officers, directors, employees and representatives of, and accountants for, the Company and we have assumed in this regard the truthfulness of such certifications and statements. We have not independently established the facts so relied on.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents, the conformity to original documents of all documents submitted to us as copies, the legal capacity of natural persons who are signatories to the documents examined by us and the legal power and authority of all persons signing on behalf of the parties to all documents (other than the Company). We have further assumed that there has been no oral modification of, or amendment or supplement (including any express or implied waiver, however arising) to, any of the agreements, documents or instruments used by us to form the basis of the opinion expressed below.

On the basis of the foregoing and subject to the assumptions, qualifications and limitations set forth in this letter, we are of the opinion, as of the date hereof, that the Offered Shares have been duly authorized for issuance by the Company and, when the Offered Shares have been (i) duly issued and sold in accordance with the Registration Statement, the Prospectus and any applicable Prospectus Supplement and (ii) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor in accordance with the terms of the Equity Distribution Agreement and at a price per share not less than the per share par value of the Company’s common stock, the Offered Shares will be validly issued, fully paid and non-assessable.

Aquestive Therapeutics, Inc.
September 11, 2019

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware. We are members of the bar of the State of New York. We express no opinion concerning the laws of any other jurisdiction, and we express no opinion concerning any state securities or “blue sky” laws, rules or regulations, or any federal, state, local or foreign laws, rules or regulations relating to the offer and/or sale of the Offered Shares. The opinions expressed herein are based upon the law as in effect and the documentation and facts known to us on the date hereof.

This opinion letter has been prepared for your use solely in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effectiveness of the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus contained therein, under the caption “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dechert LLP